EX-99.B(e)

SCHEDULE I

DISTRIBUTION AGREEMENT

WELLS FARGO FUNDS TRUST

LARGE CAP FUNDS
1.	Capital Growth Fund
2.	Dividend Income Fund
3.	Endeavor Large Cap Fund
4.	Endeavor Select Fund
5.	Equity Index Fund
6.	Growth and Income Fund
7.	Growth Fund
8.	Large Cap Growth Fund
9.	Large Company Core Fund
10.	U.S. Value Fund
11.	Value Fund

SMALL & MID CAP FUNDS
12.	C&B Mid Cap Value Fund
13.	Common Stock Fund
14.	Discovery Fund
15.	Enterprise Fund
16.	Mid Cap Disciplined Fund
17.	Mid Cap Growth Fund
18.	Opportunity Fund
19.	Small Cap Disciplined Fund
20.	Small Cap Growth Fund
21.	Small Cap Opportunities Fund
22.	Small Cap Value Fund
23.	Small/Mid Cap Value Fund

INTERNATIONAL EQUITY FUNDS
24.	Asia Pacific Fund
25.	Emerging Markets Focus Fund
26.	Institutional Emerging Markets Fund
27.	International Core Fund
28.	International Equity Fund
29.	International Value Fund
30.	Overseas Fund

SECTOR FUNDS
31.	Specialized Financial Services Fund
32.	Specialized Health Sciences
33.	Specialized Technology Fund

ALLOCATION FUNDS
34.	Aggressive Allocation Fund
35.	Asset Allocation Fund
36.	Balanced Fund
37.	Conservative Allocation Fund
38.	Growth Balanced Fund
39.	Moderate Balanced Fund

DOW JONES FUNDS[1]
40.	Dow Jones Target Today Fund (formerly, Outlook Today Fund)
41.	Dow Jones Target 2010 Fund (formerly, Outlook 2010 Fund)
42.	Dow Jones Target 2020 Fund (formerly, Outlook 2020 Fund)
43.	Dow Jones Target 2030 Fund (formerly, Outlook 2030 Fund)
44.	Dow Jones Target 2040 Fund (formerly, Outlook 2040 Fund)

LIFE STAGE PORTFOLIOS
45.	Aggressive Portfolio
46.	Conservative Portfolio
47.	Moderate Portfolio

WEALTHBUILDER PORTFOLIOS
48.	Conservative Allocation Portfolio
49.	Equity Portfolio
50.	Growth Allocation Portfolio
51.	Growth Balanced Portfolio
52.	Moderate Balanced Portfolio
53.	Tactical Equity Portfolio

EQUITY GATEWAY FUNDS
54.	C&B Large Cap Value Fund
55.	Diversified Equity Fund
56.	Diversified Small Cap Fund
57.	Equity Income Fund
58.	Equity Value Fund
59.	Growth Equity Fund
60.	Index Fund
61.	Large Cap Appreciation Fund
62.	Large Company Growth Fund
63.	Small Company Growth Fund
64.	Small Company Value Fund
65.	Strategic Small Cap Value Fund[2]

[1]	On March 31, 2006 the Board of Trustees approved changes to the overall structure, day-to-day management and investment strategies of the Outlook Funds. Subject to shareholder approval, the implementation of the changes will commence in June 2006.
[2]	On February 8, 2006, the Board of Trustees approved the establishment of the Strategic Small Cap Value Fund, which is expected to commence operations in 2006.

TAXABLE INCOME FUND
66.	Corporate Bond Fund
67.	Diversified Bond Fund
68.	Government Securities Fund
69.	High Income Fund
70.	High Yield Bond Fund
71.	Income Plus Fund
72.	Inflation-Protected Bond Fund
73.	Intermediate Government Income Fund
74.	Short Duration Government Bond Fund
75.	Short-Term Bond Fund
76.	Short-Term High Yield Bond Fund
77.	Stable Income Fund
78.	Strategic Income Fund
79.	Total Return Bond Fund
80.	Ultra Short Duration Bond Fund
81.	Ultra Short-Term Income Fund

TAX-FREE INCOME FUND
82.	California Limited-Term Tax-Free Fund
83.	California Tax-Free Fund
84.	Colorado Tax-Free Fund
85.	Intermediate Tax-Free Fund
86.	Minnesota Tax-Free Fund
87.	Municipal Bond Fund
88.	National Limited-Term Tax-Free Fund
89.	National Tax-Free Fund
90.	Nebraska Tax-Free Fund
91.	Short-Term Municipal Bond Fund
92.	Ultra Short-Term Municipal Income Fund
93.	Wisconsin Tax-Free Fund

MONEY MARKET FUNDS
94.	100% Treasury Money Market Fund
95.	California Tax-Free Money Market Fund
96.	California Tax-Free Money Market Trust
97.	Cash Investment Money Market Fund
98.	Government Money Market Fund
99.	Heritage Money Market Fund
100.	Liquidity Reserve Money Market Fund
101.	Minnesota Money Market Fund
102.	Money Market Fund
103.	Money Market Trust
104.	Municipal Money Market Fund
105.	National Tax-Free Money Market Fund
106.	National Tax-Free Money Market Trust

107.	Overland Express Sweep Fund
108.	Prime Investment Money Market Fund
109.	Treasury Plus Money Market Fund

Most recent annual approval by the Board of Trustees: March 31, 2006

Schedule I amended: March 31, 2006